AMENDMENT NO. 13

AMENDMENT NO. 13 dated as of October 24, 2016 to the CREDIT AGREEMENT dated as of October 6, 2008 (as amended from time to time, the "Agreement''), among the Borrowers listed from time to time on Schedule I thereto, as it may be amended from time to time, the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent

W I T N E S S E T H:

WHEREAS, the Borrowers· have requested that Schroder Capital Funds (Delaware) be removed as a "Trust" under the Agreement and each of Schroder International Alpha Fund, Schroder US Opportunities Fund, Schroder International Multi-Cap Value Fund, Schroder US Small and Mid Cap Opportunities Fund, Schroder Emerging Market Equity Fund, Schroder Absolute Return EMD and Currency Fund, Schroder Emerging Markets Multi-Sector Bond Fund, Schroder Broad Tax-Aware Value Bond Fund, Schroder Global Multi-Asset Income Fund and Schroder Global Strategic Bond Fund be removed as a "Borrower" under the Agreement;

WHEREAS, the Borrowers have requested that the Commitment of JP Morgan Chase Bank, N.A. be decreased from $50,000,000 to $12,500,000;

WHEREAS, the Lenders, the Administrative Agent and the Trusts are agreeable to such request;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein it is hereby agreed as follows:

1. Definitions. All terms defined in the Agreement shall be used herein as defined in the Agreement unless otherwise defined herein or the context otherwise requires.

2. Amendments.

(a)	Schedule I to the Agreement is hereby deleted in its entirety and replaced with the Schedule I attached hereto.

(b)	The Commitment of JPMorgan Chase Bank, N.A. as indicated on Schedule II of the Agreement is hereby decreased from $50,000,000 to $12,500,000.

3. Representations and Warranties. Each Borrower represents and warrants that:

(a) no Default or Event of Default has occurred and is continuing; and

(b) the representations and warranties made by such Borrower in Section 3 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

4. Effect of Amendment. On and after the date this Amendment becomes effective in accordance with Section 4 hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Agreement, and each reference in the Notes referring to "the Agreement," "thereunder," "thereof," or words of like import shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

5. Miscellaneous.

(a) This Amendment shall be effective (as of the date hereof) on the date when counterparts of this Amendment shall have been executed by the Trusts, the Lenders and the Administrative Agent.

(b) This Amendment (i) may be executed in one or more counterparts by the parties hereto, delivery of which by telecopy or emailed pdf. and shall be effective as delivery of a manually executed counterpart of this Amendment; (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and (iii) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

Remainder of the Page Left Intentionally Blank

Signature Page to Follow

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Hande Reardon
Name:	Hande Reardon
Title:	Vice President

SCHRODER SERIES TRUST
Schroder Total Return Fixed Income Fund
Schroder Emerging Markets Multi-Cap Equity Fund
Schroder Long Duration Investment Grade Bond Fund
Schroder Short Duration Bond Fund
Schroder Emerging Markets Small Cap Fund

SCHRODER GLOBAL SERIES TRUST
Schroder North American Equity Fund

By:
Name:
Title:

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Schedule I to Amendment No. 13

SCHEDULE I

BORROWERS	% PRO-RATA ALLOCATION
Schroder Total Return Fixed Income Fund	9.54%
Schroder North American Equity Fund	76.75%
Schroder Emerging Markets Multi-Cap Equity Fund	2.47%
Schroder Long Duration Investment-Grade Bond Fund	7.28%
Schroder Emerging Markets Small Cap Fund	1.50%
Schroder Short Duration Bond Fund	2.45%

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